EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the sale of shares on the NASDAQ Global Market. The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/12/2015	Sale	$ 11.3517	1	22000
3/13/2015	Sale	$ 11.5641	2	22000
3/16/2015	Sale	$ 11.5344	3	7384
3/17/2015	Sale	$ 11.1942	4	30455
3/18/2015	Sale	$ 11.2268	5	37762
3/19/2015	Sale	$ 11.3836	6	49400
3/20/2015	Sale	$ 11.4007	7	44676
3/23/2015	Sale	$ 11.4870	8	34182
3/24/2015	Sale	$ 11.6430	9	42021
3/25/2015	Sale	$ 11.2854	10	8395
3/26/2015	Sale	$ 11.2665	11	44150
3/27/2015	Sale	$ 11.7279	12	42000
3/30/2015	Sale	$ 11.8291	13	15697
3/31/2015	Sale	$ 12.0026	14	50896
4/1/2015	Sale	$ 12.4912	15	56000
4/2/2015	Sale	$ 12.4137	16	31500
4/6/2015	Sale	$ 12.3102	17	19100
4/7/2015	Sale	$ 12.4661	18	41702
4/8/2015	Sale	$ 12.5312	19	42775
4/9/2015	Sale	$ 12.4590	20	39827
4/10/2015	Sale	$ 12.7234	21	53101
4/13/2015	Sale	$ 13.0013	22	40400
4/14/2015	Sale	$ 13.2145	23	28387

1 This transaction was executed in multiple trades at prices ranging from $11.16 – 11.45.
2 This transaction was executed in multiple trades at prices ranging from $11.31 – 11.79.
3 This transaction was executed in multiple trades at prices ranging from $11.37 – 11.74.
4 This transaction was executed in multiple trades at prices ranging from $11.08 – 11.38.
5 This transaction was executed in multiple trades at prices ranging from $11.10 – 11.36.
6 This transaction was executed in multiple trades at prices ranging from $11.24 – 11.56.
7 This transaction was executed in multiple trades at prices ranging from $11.30 – 11.51.
8 This transaction was executed in multiple trades at prices ranging from $11.39 – 11.53.
9 This transaction was executed in multiple trades at prices ranging from $11.36 – 11.97.
10 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.43.
11 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.44.
12 This transaction was executed in multiple trades at prices ranging from $11.44 – 11.81.
13 This transaction was executed in multiple trades at prices ranging from $11.79 – 12.20.
14 This transaction was executed in multiple trades at prices ranging from $11.59 – 12.34.
15 This transaction was executed in multiple trades at prices ranging from $12.10 – 12.97.
16 This transaction was executed in multiple trades at prices ranging from $12.315 – 12.83.
17 This transaction was executed in multiple trades at prices ranging from $12.18 – 12.38.
18 This transaction was executed in multiple trades at prices ranging from $12.37 – 12.50.
19 This transaction was executed in multiple trades at prices ranging from $12.50 – 12.69.
20 This transaction was executed in multiple trades at prices ranging from $12.30 – 12.5050.
21 This transaction was executed in multiple trades at prices ranging from $12.50 – 12.87.
22 This transaction was executed in multiple trades at prices ranging from $12.80 – 13.14.
23 This transaction was executed in multiple trades at prices ranging from $13.10 – 13.32.